UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2010

TECH/OPS SEVCON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-9789	04-2985631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Northboro Road
Southborough, MA 01772
(Address of principal executive offices and zip code)

(508) 281-5510
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

On September 20, 2010, Caturano and Company, Inc. (formerly Caturano and Company, P.C.) (“Caturano”) resigned as the Registrant’s independent registered public accounting firm as a result of the July 20, 2010, acquisition by McGladrey & Pullen, LLP (“McGladrey”) of certain of Caturano’s assets.  On September 20, 2010, the Audit Committee of the Registrant’s board of directors appointed McGladrey as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.

Caturano’s audit reports on the Registrant’s consolidated financial statements for the fiscal years ended September 30, 2009 and September 30, 2008 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant’s fiscal years ended September 30, 2009 and September 30, 2008 and through the date of Caturano’s resignation, there were no disagreements between the Registrant and Caturano on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Caturano’s satisfaction, would have caused Caturano to make reference thereto in connection with its audit reports, and no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided Caturano with a copy of the foregoing disclosures and requested that Caturano furnish the Registrant a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures.  A copy of Caturano’s letter is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

16.1	Letter of Caturano and Company, Inc. to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECH/OPS SEVCON, INC.

Dated: September 20, 2010	By: /s/ Paul N. Farquhar
Paul N. Farquhar
Vice President and Chief Financial Officer

EXHIBIT INDEX

16.1	Letter of Caturano and Company, Inc. to the Securities and Exchange Commission.